Exhibit 24.1



                                POWER OF ATTORNEY

          The undersigned, being officers and directors of the ContiFinancial Corporation, a Delaware corporation, (the "Company") do hereby, in the capacities shown below, individually appoint each of James E. Moore and Alan L. Langus, individually, as the attorney-in-fact for each of the undersigned, to execute and deliver, for and on behalf of the undersigned, a Registration Statement to be filed by the Company in July 1996, with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended, and covering the $300,000,000.00 aggregate principal amount of the Company's Senior Notes Due 2003, and any and all amendments and post-effective amendments to such Registration Statement.

          The officers signing this Power of Attorney are authorized to sign on behalf of the Company pursuant to the Resolution of the Board of Directors of the Company attached hereto as Exhibit A.

          This power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.


/s/ Jerome M. Perelson                       /s/ Susan E. O'Donovan
- ------------------------------               -----------------------------------
Jerome M. Perelson                           Susan E. O'Donovan
Senior Vice President and                    Vice President and
Chief Financial Officer                      Controller (Principal)
(Principal Financial                         Accounting Officer)
Officer)



/s/ James J. Bigham                          /s/ Paul J. Fribourg
- --------------------------------             -----------------------------------
James J. Bigham                              Paul J. Fribourg
Director and Chairman of                     Director
the Board



/s/ Donald L. Staheli                        /s/ John W. Spiegel
- --------------------------------             -----------------------------------
Donald L. Staheli                            John W. Spiegel
Director                                     Director



/s/ John P. Tierney                          /s/ Lawrence G. Weppler
- --------------------------------             -----------------------------------
John P. Tierney                              Lawrence G. Weppler
Director                                     Director



/s/ Daniel J. Willett
- --------------------------------
Daniel J. Willett
Director



Date:  July   , 1996
            --













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




                MINUTES OF THE MEETING OF THE BOARD OF DIRECTORS
                                       OF
                           CONTIFINANCIAL CORPORATION
                                AT ITS OFFICES ON
                                  JUNE 12, 1996

The meeting of the Board of Directors of ContiFinancial Corporation (the "Corporation") was called to order at the offices of ContiMortgage Corporation at 9:00 a.m, on Wednesday, June 12, 1996. Those in attendance were James Bigham, James Moore, Lawrence Weppler, John Tierney, John Spiegel, Paul Fribourg, Daniel Willett and Donald Staheli. Also in attendance were Susan O'Donovan, Jerome Perelson, Michael Festo and Alan Langus.

REGULAR BUSINESS
- ----------------

     Approval of Minutes
     -------------------

          The Minutes of the Board of Directors of this Corporation dated March 15, 1995, was presented to the Board and unanimously approved.

ANNUAL MEETING
- --------------

     Date Time and Place
     -------------------

          Mr. Bigham introduced the following resolution which was duly seconded and unanimously adopted by the Board of Directors of the Corporation.

          RESOLVED, that whereas the Corporation is required under its Bylaws to hold a meeting of stockholders (the "Annual Meeting") for the election of Directors and the transaction of other business, the Annual Meeting shall be held at the Carlyle Hotel, on September 17, 1996 at 9:00 a.m.

     Record Date
     -----------

          Mr. Bigham introduced the following resolution which was duly seconded and unanimously adopted by the Board of Directors of the Corporation

          RESOLVED, that for the purpose of (a) determining the stockholders entitled (i) to notice or to vote at any meeting of stockholders or any adjournment thereof or (ii) to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock; or (b) any other lawful action, the record date shall be July 22, 1996.

     Proxy Agents
     ------------

          Mr. Bigham introduced the following resolution which was duly seconded and unanimously adopted by the Board of Directors of the Corporation

          RESOLVED, that the proxy agents for the Annual Meeting shall be Alan Langus, Secretary of the Corporation, and Michael Mayberry, Assistant Secretary of the Corporation.

     Inspector
     ---------

          Mr. Bigham introduced the following resolution which was duly seconded and unanimously adopted by the Board of Directors of the Corporation

          RESOLVED, that the meeting inspector charged with overseeing various matters at the Annual Meeting and making a written report thereof shall be First Chicago Trust Company of New York.

     Proxy Statement, Annual Report and Form 10-K
     --------------------------------------------

          Mr. Bigham introduced the following resolution which was duly seconded and unanimously adopted by the Board of Directors of the Corporation

          RESOLVED, that the drafts of the proxy statement, the annual report to stockholders and the Form 10-K, each dated June 28, 1996 are hereby approved in its entirety.

     Nominations for Directors
     -------------------------

          Mr. Bigham introduced the following resolution which was duly seconded and unanimously adopted by the Board of Directors of the Corporation

          RESOLVED, that each of James E. Moore and Donald L. Staheli be and hereby is nominated for position of Director of the Corporation to serve until his respective successor has been elected.

BUSINESS RECAP
- --------------

          Mr. Perelson reported to the Board on the F'96 Financial Statements and indicated that there were no issues. Mr. Moore then proceeded with a recap of the business results for the first quarter of F'97 and advised the Board that results were right on budget in terms of earning per share. Mr. Fribourg requested that earning per share be included in the materials handed out to the Board in the future.



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



BUSINESS STRATEGY
- -----------------

          A discussion followed on developing future strategic alliances and a possible change toward a more acquisition driven strategy. Three potential acquisitions were discussed by the Board of Directors.

          A motion was introduced which was duly seconded and unanimously adopted by the Board of Directors of the Corporation ratifying the execution by Management of a Letter of Intent regarding the possible acquisition of United Lending Group and authorizing Management to proceed with negotiations toward such acquisitions. Regarding the other three possible acquisitions, Management will prepare a "white paper" for submission to the Board of Directors regarding each of these three possible acquisitions.

LITIGATION
- ----------

          Mr. Langus reported to the Board on the status of the Wellington litigation and advised that the trial was about to commence.

INVESTMENT COMPANY ACT REVIEW
- -----------------------------

          Ms. O'Donovan reviewed the numbers relevant and necessary to assist the Board in making a determination that the corporation is not an investment company within the meaning of the Investment Company Act of 1940.

APPROVAL OF ISSUANCE AND SALE OF DEBT SECURITIES
- ------------------------------------------------

          Glen Goldman reported to the Directors on the status of the proposed High Yield Debt Offering. Upon the conclusion of Mr. Goldman's report, Mr. Bigham made a motion introducing the following resolutions which were duly seconded and unanimously adopted by the Board of Directors of the Corporation.

          WHEREAS, the Corporation desires to sell up to $350,000,000 aggregate principal amount of 9% to 11% Senior Notes due approximately 2003 (the "Notes"), in an underwritten debt offering in the United States and abroad substantially as outlined in a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the "Commission") in July, 1996 substantially in the form attached hereto with such changes deemed just and proper by the officers of the Corporation (the taking of such action to be conclusive evidence of such determination) or in a privately placed offering in the United States and abroad pursuant to an Offering Memorandum (the "Offering"); and


          WHEREAS, each of ContiMortgage Corporation, ContiFinancial Services Corporation, ContiTrade Services L.L.C., ContiSecurities Asset Funding Corp., ContiSecurities Asset Funding II, L.L.C., ContiSecurities Asset Funding Corp. II and ContiFunding Corporation (the "Subsidiaries") intend to guarantee the Notes; and

          WHEREAS, the Corporation intends to take various actions in connection with the Offering;

          NOW THEREFORE BE IT:

          RESOLVED, that in the Offering, the Corporation shall issue and sell up to $350,000,000 principal amount of the Notes to certain U.S. and foreign underwriters (or, in the event of a private placement of the Notes, placement agents) (the "Underwriters") for the resale by the Underwriters of such Notes to the public by means of an underwritten distribution (or, in the event of a private placement of the Notes, a private placement), on such terms and conditions as shall be determined by the Special Pricing Committee (as defined below);

     Approval of Guarantees
     ----------------------

          FURTHER RESOLVED, that it is desirable and in the best interest of the Corporation that the Notes be guaranteed by the Subsidiaries (the "Guarantors");

     Formation of Special Pricing Committee and Powers Granted Thereto
     -----------------------------------------------------------------

          FURTHER RESOLVED, that a Special Pricing Committee of the Board of Directors be and hereby is, established to consist of James J. Bigham, Donald L. Staheli, James E. Moore and Paul J. Fribourg (the "Special Pricing Committee"); that participation by any two members at any meeting of the Special Pricing Committee shall constitute a quorum necessary and sufficient to transact business; that the unanimous act of those present (whether in person, by proxy or otherwise) at any meeting shall be the act of the Special Pricing Committee; that notice of each meeting of the Special Pricing Committee shall be given by any member causing to be delivered, at least two hours prior to the meeting, to the offices of each member shown on the records of the Corporation, written or telegraphic notice of the location, date, time and purpose of the meeting; that a written waiver of notice signed by a member, whether executed before or after the meeting, shall be deemed equivalent to notice;

          FURTHER RESOLVED, that the Special Pricing Committee may at any time until such authorization is revoked by the Board of Directors authorize:

          (i) the price to be received by the Corporation from the sale of the Notes in the Offering, and any public offering price (or, in the event of a private placement of the Notes, any offering price) and any discount received by, or commission or fees paid to, the Underwriters in connection with any such sale; and

          (ii) such other terms, conditions and provisions with respect to the Offering and the Special Pricing Committee shall deem appropriate;

and that the Special Pricing Committee be, and it hereby is, authorized, in the name of and on behalf of the Corporation, to take any and all such actions, and to do or authorize to be done all such things, as the Special Pricing Committee may determine necessary or appropriate to effectuate the purposes of these resolutions;

     Approval of Indenture
     ---------------------

          FURTHER RESOLVED, that the form, terms and provisions of the indenture relating the Notes (the"Indenture"), which will be filed as an exhibit to the Registration Statement (or, in the event of a private placement of the Notes, the Offering Memorandum), and the transactions contemplated by the Indenture, be, and they hereby are, approved, and that the officers of the Corporation be, and each of them hereby is, authorized and directed to execute and deliver, in the name and on behalf of the Corporation, the Indenture, with such changes therein that the officer or officers executing the same may approve, such approval to be conclusively evidenced by such execution;

     Appointment of Trustee
     ----------------------

          FURTHER RESOLVED, that the proper officers of the Corporation be, and they hereby are, authorized and directed to appoint a trustee under the Indenture, such trustee to act in accordance with general practice and regulations;


     Approval of Underwriting Agreement
     ----------------------------------

          FURTHER RESOLVED, that the form, terms and provisions of an underwriting agreement (or, in the event of a private placement of the Notes, a placement agent agreement and/or an initial purchase agreement) among the Corporation, Bear, Stearns & Co. Inc. and CS First Boston Corporation, as co-lead book managers (the "Underwriters"), in substantially the form approved by the Special Notes Committee (the "Underwriting Agreement"), pursuant to which the Underwriters will underwrite on a firm commitment basis the public offering of up to $350,000,000 aggregate principal amount of the Notes, be, and they hereby are, approved, and that the officers of the Corporation be, and each of them hereby is, authorized and directed to execute and deliver, in the name and on behalf of the Corporation, the Underwriting Agreement, with such changes therein that the officer or officers executing the same may approve, such approval to be conclusively evidenced by such execution;

     Approval of Execution and Delivery of Notes
     -------------------------------------------

          FURTHER RESOLVED, that the officers of the Corporation or the authorized transfer agent of the Corporation be, and each of them hereby is, authorized to execute and deliver to such persons as the Underwriters direct up to $350,000,000 aggregate principal amount of the Notes;

     Approval of Filing of Registration Statement
     --------------------------------------------

          FURTHER RESOLVED, that Corporation be authorized to prepare and file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (including the preliminary prospectus and exhibits thereto and such other documents as may be required to be filed therewith) pertaining to the registration of the Notes (or, in the event of a private placement of the Notes, an offering memorandum which may be on Form D), such Registration Statement (or Offering Memorandum) to be substantially in the form of the draft attached hereto, a copy of which has been submitted to each member of this Board of Directors, or with such changes therein as the officers executing the same may approve, such approval to be conclusively evidenced by the execution and filing of such Registration Statement with the Commission;

          FURTHER RESOLVED, that each officer of the Corporation is hereby authorized and directed, on behalf of the Corporation, to make such revisions, changes and amendments to such Registration Statement (including the prospectus and exhibits thereto) that such officer shall deem necessary or advisable, and to execute and cause to be filed with the Commission one or more supplements or amendments (including any post-effective amendments) to such Registration Statement (including the prospectus and exhibits thereto), as such officer shall deem necessary or advisable, and generally to do any and all acts and things they deem necessary or advisable so that such Registration Statement, as amended, may be ordered and remain effective;

     Blue Sky Filings
     ----------------

          FURTHER RESOLVED, that it is desirable and in the best interest of the Corporation that the Notes be qualified or registered for sale in various states; that the officers of the Corporation are hereby authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the Notes as such officers may deem advisable; that such officers are hereby authorized to perform on behalf of the Corporation any and all such acts as they deem necessary or advisable in order to comply with the applicable laws of any such states and, in connection therewith, to execute and file all required papers and documents, including, but not limited to applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; the execution by such officers of any such paper or documents or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the action so taken; that this Board of Directors hereby adopts the form of any resolutions required by any state to the filed in connection with each such application; and that, upon the insertion by the Secretary of the Corporation of copies of such resolutions as appendices to these resolutions, such resolutions shall thereupon be deemed to have been adopted by this Board of Directors;

          FURTHER RESOLVED, that each officer of the Corporation is hereby authorized and directed, on behalf of the Corporation, to take any and all action which such officer may deem necessary or advisable in order to register the Corporation as a dealer or broker in any state or other jurisdiction of the United States of America wherein such registration is requisitie or advisable for the purpose of offering the Notes therein, and in connection therewith to execute such applications, reports, resolutions and other papers and instruments as may be required under the securities or Blue Sky laws of any such state or other jurisdiction, and to take any and all further action such officer may deem necessary or advisable in order to maintain any such registration for as long as such officer deems to be in the best interests of the Corporation;

          FURTHER RESOLVED, that each officer of the Corporation is hereby authorized and directed, on behalf of the Corporation, to execute and file irrevocable written consents on the part of the Corporation to be served with process in any state or other jurisdiction of the United States of America wherein such consents to service of process are required under the securities or Blue Sky laws thereof in connectino with the registration or qualification of the Notes, or the registration of the Corporation as a dealer or broker, and to appoint the appropriate state official the Corporation's agent for the purpose of receiving and accepting process;

     Action by Officers
     ------------------

          FURTHER RESOLVED, that each officer of the Corporation is hereby authorized, in the name and on behalf of the Corporation, to do and perform or cause to be done or performed all such acts or things, and to execute and deliver or cause to be executed and delivered, under seal of the Corporation attested by any secretary of the Corporation or such documents, agreements, instruments, legal opinions, certificates and notices, as any such officer may deem necessary or advisable to carry out the intent of the foregoing resolutions;

          FURTHER RESOLVED, that the authority heretofore granted to, and any and all actions heretofore taken by, the officers of the Corporation in connection with these resolutions be, and the same hereby are, ratified, confirmed and approved in all respects;

     Formation of Special Notes Committee and Powers Granted Thereto
     ---------------------------------------------------------------

          FURTHER RESOLVED, that a Special Notes Committee of the Board of Directors be and hereby is, established to consist of James J. Bigham, Donald L. Staheli, James E. Moore and Paul J. Fribourg (the "Special Notes Committee"); that participation by any two members at any meeting of the Special Notes Committee shall constitute a quorum necessary and sufficient to transact business; that the unanimous act of those present (whether in person, by proxy or otherwise) at any meeting shall be the act of the Special Notes Committee; that notice of each meeting of the Special Notes Committee shall be given by any member causing to be delivered, at least two hours prior to the meeting, to the offices of each member shown on the records of the Corporation, written or telegraphic notice of the location, date, time and purpose of the meeting; that a written waiver of notice signed by a member, whether executed before or after the meeting, shall be deemed equivalent to notice;

          FURTHER RESOLVED, that the Special Notes Committe may at any time until such authorization is revoked by the Board of Directors:

          (i) certify any more formal or detailed resolutions as such officers may deem necessary or appropriate to effectuate the intent of the foregoing resolutions; and

         (ii) annex such resolutions to the minutes of this meeting, and thereupon such resolutions shall be deemed adopted as and for the resolutions of this Board of Directors as if set forth at length in these minutes;

and that the Special Notes Committee be, and it hereby is, authorized, in the name of and on behalf of the Corporation, to take any and all such actions, and to do or authorize to be done all such things, as the Special Notes Committee may determine necessary or appropriate to effectuate the purposes of these resolutions.

             There being no further business Mr. Bigham then moved to adjourn the meeting such motion was duly seconded and unanimously accepted by the Board, whereupon the meeting was adjourned.

             I certify that this is a true and correct summary of the meeting of the Board of Directors of ContiFinancial Corporation.


                                                  /s/ Alan L. Langus
                                                  ------------------
                                                  Alan L. Langus
                                                  Secretary






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